Exhibit 99.1

Empery Digital Announces a $65 Million Strategic Investment in Midwest 150 MW AI Data Center Property

A Detailed LOI has Been Executed for a Triple Net Lease That Will Service a High Investment Grade Global Leader in AI Computing Hardware

Expansion Option Allows for Almost Doubling the Power Capacity to Approximately 300 MW

Empery Digital Expected to Own a 25% interest in a Property with Total Net Lease Payments that Could Potentially Realize $1B With Opportunity to Approximately Double After Power Capacity Upgrades

Strategic Investment Allows Empery Digital to Capitalize on Rapidly Growing Demand for Compute and Create Significant Shareholder Value

Investment Establishes Strategic Partnership with Hunt Properties, Combining Hunt Properties’ Operational Expertise with Empery's Capital Markets Capabilities to Invest in a Portfolio of Hyperscaler-Anchored Properties

AUSTIN, Texas – JUNE 30, 2026 – Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) today announced that it has entered into a definitive agreement for a $65 million investment (the “Investment”) representing a 25% ownership into a private entity that is acquiring a strategically located Midwest facility to be converted into a state-of-the-art AI data center.

The facility has operated as a power-intensive industrial facility for the past three years and includes an owned substation and associated infrastructure for the approximately 150 MW of currently available capacity under an existing power agreement with the local utility. A recent load study confirmed the facility’s ability to almost double the available power to approximately 300 MW ready for AI workloads.

An affiliate of Hunt Properties, who is the managing member of the private entity, has executed a non-binding LOI to finalize a triple net lease that could potentially produce $1B in payments with a leading provider of compute, in turn servicing a global leader in AI computing hardware, providing exceptional credit quality and long-duration cash flow visibility.

Empery Digital and Hunt Properties, Inc. have entered a strategic partnership to jointly originate, evaluate, and acquire powered land properties with secured tenants suitable for AI and high-performance computing data center development. The partnership will combine Hunt Properties’ decades of experience navigating utility interconnection processes, power procurement, and energy infrastructure development and their established network of relationships across the U.S. with Empery Digital’s public company platform, expertise in capital markets, and strong balance sheet, including its Bitcoin holdings, to execute a shared vision for AI infrastructure.

“This investment is a very unique opportunity to capitalize on the exploding demand for compute and power and partner with some of the best energy operators and investors in North America for the benefit of Empery Digital shareholders,” said Ryan Lane, Co-Chief Executive Officer of Empery Digital. “By leveraging the combined strengths of Hunt Properties and Empery Digital, we believe we will be able to identify, fund and execute on future opportunities that create significant value.”

“Access to reliable, scalable power infrastructure is becoming increasingly critical as the use of AI and HPC continues to expand and meeting that demand requires operational capability and sophisticated access to capital,” said Al Allred, Chairman of Hunt Properties. “Empery Digital’s exceptional team and deep capital markets expertise makes them the ideal partner to help us fund the power and infrastructure needed to support large-scale, high-density HPC projects.”

“World-class customers have been clear about what they need: resilient, mission-critical power delivered at scale and on timelines that match their ambitions,” added Mr. Allred. “We are focused on translating that understanding into a best-in-class platform that earns the trust of these customers and can scale to meet their needs.”

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Details of the Investment

Under the terms of the agreement, Empery Digital will invest $65 million to acquire a 25% stake in a newly formed acquisition entity (the “Acquiring Entity”) that will own the Midwest data center. The investment is expected to close in the 3rd quarter of 2026, subject to customary closing conditions.

As part of its strategic investment, the Company is working with Hunt Properties to continue executing on this strategy and the parties have identified additional investments where they are looking to execute similar agreements. The Company intends to provide further updates on the partnership, including additional pipeline assets, in the coming months as they materialize.

Effective immediately, Empery Digital will be discontinuing the treasury dashboard as it believes reporting Company NAV based on Bitcoin holdings no longer fully reflects the total NAV of the Company. Management will update shareholders with material changes in compliance with applicable securities laws.

Advisors

Clear Street acted as Financial Advisor and Ropes & Gray LLP served as legal counsel to Empery Digital. Lake Street Capital Markets acted as Financial Advisor to the Acquiring Entity and Davis Polk & Wardwell LLP served as legal counsel.

About Empery Digital Inc.

Empery Digital empowers progress by unlocking the transformative potential of digital asset management through blockchain. The Company employs a bitcoin treasury strategy focused on aggregating bitcoin and maximizing bitcoin per share while working to build a future where blockchain is the foundation of growth through transparency, efficiency, and accountability. As a company they apply themselves relentlessly by making disciplined decisions that drive long-term value for shareholders. For them, Bitcoin is not just another crypto format and blockchain isn’t just another tool, they’re fundamental drivers of progress.

About Hunt Properties, Inc.

In 1975, Hunt Properties was formed to provide real estate management and advisory services for the vast real estate holdings of the late oilman, H.L. Hunt’s family.

In 1986, under the direction of new leadership, the company began partnering with third-party institutional investors, providing a full scope of services for real estate projects of every type, size, and location.

Since 1987, Hunt Properties has strategically planned, developed, and managed more than $2.5 billion worth of real estate asset portfolios across numerous asset classes. Today, Hunt Properties is recognized as one of the nation’s leaders in commercial real estate development.

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Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “intend,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters, which include, without limitation, the Company completing the investment in the private entity purchasing the Midwest data center and the timing thereof; the potential for the Midwest data center facility to increase its power capacity; the private entity executing a definitive triple net lease with the same or similar terms to the LOI with a high investment grade global leader in AI computing hardware and the expected total net lease payments that may be realized; the closing of the purchase of the Midwest data center and the timing thereof; cash proceeds the Company may receive from the private entity; the strategic partnership between Empery and Hunt Properties, its ability to execute on its shared vision for AI infrastructure and to identify, fund and execute on future opportunities, and the realization of the expected benefits therefrom; expectations of future demand for compute and power; and the Company’s bitcoin strategy and statements relating to the Company’s ability to create long-term value for shareholders. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; reduced demand for data centers or decreases in information technology spending; increased competition or available supply of data center capacity; delays or disruptions in connectivity or availability of power; deterioration in the relationship between the Company and Hunt Properties or the potential tenant; risks relating to the Company’s operations and business, including the highly volatile nature of the price of bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other information the Company has or may file with the U.S. Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contacts

Empery Digital Contacts
For Sales: sales@emperydigital.com
For Investors: investors@emperydigital.com
For Marketing: marketing@emperydigital.com

For Media: Nicholas Leasure / Jacqueline Zuhse: teamemperydigital@reevemark.com

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